UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2012
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2012, PPG Industries, Inc. (the “Company”) entered into a definitive Sale and Purchase Agreement (the “Purchase Agreement”) with Akzo Nobel N.V. (“AkzoNobel”) for the acquisition by the Company of the North American architectural coatings business of AkzoNobel (the “Akzo NA Business”) in a cash transaction valued at $1.05 billion. Closing of the transaction is expected to occur in early second quarter 2013, subject to receipt of antitrust regulatory approvals and to the condition that no governmental authority shall have enacted, issued, promulgated or enforced any law, and no judgment, decree or injunction shall be in effect, that prohibits the closing. The purchase price is subject to adjustment based on the level of working capital and net debt immediately prior to the closing and based on the funding status of AkzoNobel's Canadian pension and other post-employment benefits arrangements.

The Purchase Agreement contains representations and warranties of AkzoNobel about the Akzo NA Business and various covenants regarding the conduct of the Akzo NA Business during the period between signing and closing. Under the terms of the Purchase Agreement, the Company has agreed to take all actions necessary to obtain approval from the relevant antitrust regulatory authorities on or before December 31, 2013 (the “Outside Date”). If those regulatory approvals have not been obtained by the Outside Date, at the election of either the Company or AkzoNobel, the Outside Date may be extended to June 30, 2014 in order for the Company to procure the required approvals. The Purchase Agreement also provides for certain services to be provided by AkzoNobel to the Company on a transition basis and includes transitional supply arrangements between the Company and AkzoNobel relating to various materials used in the conduct of the Akzo NA Business and certain other AkzoNobel coatings businesses that are not part of the transaction.

The Purchase Agreement includes provisions relating to the ownership or licensing of brand names and other intellectual property relating to the Akzo NA Business as well as AkzoNobel's other coatings businesses to ensure that the Akzo NA Business can continue to operate in the manner that it operated prior to the execution of the Purchase Agreement. The Purchase Agreement also provides indemnification from AkzoNobel for the benefit of the Company for certain specified pre-closing liabilities as well as indemnification for breaches of the representations, warranties, covenants and agreements made by AkzoNobel in the Purchase Agreement, subject in certain cases to agreed upon deductibles, baskets and caps and specified time limitations. The Company has agreed to provide indemnification for the benefit of AkzoNobel for certain liabilities associated with the operation of the Akzo NA Business following closing as well as for breaches of the representations, warranties, covenants and agreements made by the Company in the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: December 19, 2012	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer